Atossa Therapeutics Reports Second Quarter 2026 Financial Results and Provides a Corporate Update

SEATTLE, WASHINGTON, August 7, 2026 — Atossa Therapeutics, Inc. (Nasdaq: ATOS) (Atossa or the Company), a clinical-stage biopharmaceutical company developing novel therapies in oncology and other areas of high unmet clinical need, today announced its financial results and provided an update on recent corporate developments for the second quarter ended June 30, 2026.

“During the quarter, we executed well across the business,” stated Dr. Steven Quay, M.D., Ph.D., Atossa Therapeutics’ President and Chief Executive Officer. “We continued to advance the scientific rationale for (Z)-endoxifen’s potential in rare pediatric diseases, such as Duchenne Muscular Dystrophy and McCune-Albright Syndrome, while also strengthening its clinical and scientific foundation in breast cancer, all through new data presented at important industry conferences, including ASCO and AACR, as well as publications in well-regarded peer-reviewed journals, Degenerative Neurological and Neuromuscular Disease and npj Breast Cancer.”

Dr. Quay continued, “These accomplishments, together with additional capital from our registered direct offering, underscore the breadth of potential we see for (Z)-endoxifen, and investors’ support in our ability to continue advancing our programs.”

Second Quarter 2026 & Recent Highlights

Rare Diseases

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Atossa Participated at the 2026 American Association for Cancer Research (AACR) Special Conference in Cancer Research: Cancer Evolution

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In a poster presentation titled, “Dual estrogen receptor and PKC-β signaling modulation by (Z)-Endoxifen: A mechanism-driven therapeutic strategy for estrogen-driven pathology in McCune-Albright Syndrome,” the Company discussed a dual mechanism of action for (Z)-endoxifen in estrogen-driven pathology relevant to McCune-Albright Syndrome-associated Peripheral Precocious Puberty (MAS-PPP).

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The dual mechanism includes the blockade of estrogen receptor (ER)-mediated transcription downstream of autonomous estrogen production and suppression of PKC-β/AKT-associated proliferative and cell-cycle signaling.

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This multi-pathway profile may address a key therapeutic gap in MAS-PPP, where estrogen suppression alone may not fully mitigate downstream proliferative signaling.

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The Company previously received Rare Pediatric Disease (RPD) designation for (Z)-endoxifen from the U.S. Food and Drug Administration (FDA) for (Z)-endoxifen for the treatment of McCune-Albright Syndrome (MAS).

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The Company Announced Acceptance of Manuscript Highlighting the Utrophin-Modulation Potential of (Z)-Endoxifen in Duchenne Muscular Dystrophy (DMD)

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A paper details how (Z)-endoxifen may support the expression of utrophin, a paralog of dystrophin. (Z)-Endoxifen therefore represents a potential dystrophin mutation-agnostic treatment for DMD. The paper citation is: Remmel HL, Hammer SS, Blackburn SM, Quay SC. (Z)-Endoxifen as a Potential Modulator of Utrophin Pathways in Duchenne Muscular Dystrophy: A Mechanistic and Transcriptomic Perspective. Degener Neurol Neuromuscular Dis. 2026;16:574524 https://doi.org/10.2147/DNND.S574524

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The results support further investigation of (Z)-endoxifen in dystrophin-deficient models, as well as biomarker development. These data also build upon the Company’s previously published manuscript, “A Hypothesized Therapeutic Role of (Z)-Endoxifen in Duchenne Muscular Dystrophy,” also published in Degenerative Neurological and Neuromuscular Disease.

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The Company previously received Orphan Drug Designation (ODD) and RPD designation for (Z)-endoxifen from the FDA for the treatment of DMD.

Oncology

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The Company Published Manuscript Highlighting the Anti-cancer Activity of (Z)-Endoxifen-related Compounds

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In the peer-reviewed journal, npj Breast Cancer, the Company published an article titled, “Novel (Z)-endoxifen-related new chemical entities exhibit potent anti-cancer activity in ERα+ breast cancer.”

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The investigators evaluated five previously uncharacterized compounds generated during the synthesis of (Z)-endoxifen, alongside (Z)-endoxifen in a broad panel of laboratory assays, as well as in combination with the CDK4/6 inhibitor abemaciclib.

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The publication reported anti-estrogenic and anti-cancer activity across multiple ER-positive (ER+) breast cancer models, including models harboring clinically relevant activating mutations in ESR1.

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In certain experimental settings and models, selected compounds combined with abemaciclib demonstrated additive to synergistic activity that was comparable to or greater than the activity observed with abemaciclib plus (Z)-endoxifen.

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The authors concluded that select compounds warrant further in vivo safety evaluation, as well as efficacy studies, including as potential second- or third-line approaches for recurrent disease.

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Atossa Participated in the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting

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In a poster presentation titled, “A Phase 2 Clinical Trial in Progress of (Z)-Endoxifen Plus Goserelin as Neoadjuvant Therapy in Premenopausal Women With ER+/HER2- Breast Cancer (EVANGELINE),” the Company described EVANGELINE (NCT05607004), an ongoing, multicenter, open-label Phase 2 study evaluating daily 40 mg (Z)-endoxifen plus goserelin administered every 28 days as neoadjuvant therapy in premenopausal women with ER+/human epidermal growth factor receptor 2 negative (HER2-), cT2-3, cN0-1 breast cancer. Enrollment in this study was completed as of June 30, 2026.

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In an online publication titled, “Effect of (Z)-endoxifen Demonstrates Robust Estrogen Receptor Signaling Inhibition Across Clinically Relevant ESR1 Mutations,” the Company highlighted new preclinical data demonstrating that (Z)-endoxifen delivers robust ER inhibition across clinically relevant estrogen receptor alpha gene (ESR1) mutations. ESR1 mutations are a major mechanism of acquired endocrine resistance in ER-positive breast cancer and remain associated with limited treatment options despite the emergence of next-generation endocrine therapies. These data support the ongoing clinical development of (Z)-endoxifen, as well as its potential as a promising treatment option for breast cancer patients with limited therapeutic alternatives.

Corporate

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Atossa Strengthened its Balance Sheet with a Registered Direct Offering, Potentially Providing Up to $16.5 Million in Gross Proceeds

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The Company entered into a securities purchase agreement with institutional investors, which provided for the issuance and sale by the Company, in a registered direct offering of (i) 1,363,637 shares of the Company’s common stock and (ii) Series A warrants to purchase up to 1,363,637 shares of common stock and short-term Series B warrants to purchase up to 1,363,637 shares of common stock, raising $4.5 million in upfront gross proceeds, with the potential to receive up to an additional $12 million, assuming the full cash exercise of the warrants. Net proceeds are designated to support the clinical development of (Z)-endoxifen and for general corporate working capital.

Financial Results for the Second Quarter Ended June 30, 2026

Operating Expenses. Total operating expenses were $8.7 million and $18.6 million for the three and six months ended June 30, 2026, respectively, which was a decrease of $0.3 million and an increase of $2.1 million from total operating expenses for the three and six months ended June 30, 2025 of $9.0 million and $16.5 million, respectively. Factors contributing to the changes in operating expenses during the three and six months ended June 30, 2026 are explained below.

Research & Development (R&D) Expenses. The following table provides a breakdown of major categories within R&D expenses for the three and six months ended June 30, 2026 and 2025, together with the dollar change and percentage change in those categories (dollars in thousands):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026	2025	Increase (Decrease)	% Increase (Decrease)	2026	2025	Increase (Decrease)	% Increase (Decrease)
Research and Development Expense
Clinical and non-clinical trials	$3,525	$4,089	$(564)	(14)%	$7,243	$6,836	$407	6%
Compensation	954	856	98	11%	1,888	1,736	152	9%
Professional fees and other	418	557	(139)	(25)%	545	1,087	(542)	(50)%
Research and Development Expense Total	$4,897	$5,502	$(605)	(11)%	$9,676	$9,659	$17	0%

As (Z)-endoxifen is our only product candidate for which we currently incur R&D expenses, we have not further disaggregated R&D expenses by product candidate:

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Clinical and non-clinical trial expenses decreased $0.6 million for the three months ended June 30, 2026, compared to the three months ended June 30, 2025, primarily due to a decrease of $1.0 million in spend on preclinical trials that concluded in the prior period, partially offset by an increase in expense due to higher enrollment in clinical trials of $0.2 million and an increase in drug development costs of $0.3 million in the current period. Clinical and non-clinical trial expenses increased $0.4 million for the six months ended June 30, 2026, compared to the six months ended June 30, 2025, due to an increase in expense related to clinical trial enrollments of $1.5 million and an increase in drug development costs of $0.7 million, partially offset by a $1.8 million decrease in expenses related to preclinical work completed in 2025.
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The increase in R&D compensation expenses of $0.1 million and $0.2 million for the three and six months ended June 30, 2026, respectively, compared to the three and six months ended June 30, 2025, was due primarily to increases in non-cash stock-based compensation expense of $0.1 million.
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The decrease in R&D professional fees and other of $0.1 million and $0.5 million for the three and six months ended June 30, 2026, respectively, compared to the three and six months ended June 30, 2025, was primarily attributable to a decrease in regulatory consulting fees in the 2026 periods related to our (Z)-endoxifen program as compared to the same periods in the prior year.

General and Administrative (G&A) Expenses. The following table provides a breakdown of major categories within G&A expenses for the three and six months ended June 30, 2026 and 2025, together with the dollar change and percentage change in those categories (dollars in thousands):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026	2025	Increase (Decrease)	% Increase (Decrease)	2026	2025	Increase (Decrease)	% Increase (Decrease)
General and Administrative Expense
Compensation	$1,248	$1,564	$(316)	(20)%	$2,559	$3,026	$(467)	(15)%
Professional fees and other	2,549	1,974	575	29%	6,329	3,769	2,560	68%
General and Administrative Expense Total	$3,797	$3,538	$259	7%	$8,888	$6,795	$2,093	31%

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The decrease in G&A compensation expenses of $0.3 million and $0.5 million for the three and six months ended June 30, 2026, respectively, compared to the three and six months ended June 30, 2025, was due primarily to a decrease in headcount in the current year periods compared to the same periods in the prior year.
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The increase in G&A professional fees and other of $0.6 million and $2.6 million for the three and six months ended June 30, 2026, respectively, compared to the three and six months ended June 30, 2025, was due primarily to higher legal fees of $0.7 million and $2.5 million, for the three and six months ended June 30, 2026, respectively, related to our patent litigation matters, which have now been settled, as well as fees associated with management of our intellectual property portfolio and legal costs related to our SEC compliance and other stock administration matters incurred during the current year periods.

Interest Income. Interest income was $0.2 million and $0.5 million for the three and six months ended June 30, 2026, respectively, and decreased $0.4 million and $0.8 million compared to the three and six months ended June 30, 2025, respectively. The decrease was due primarily to lower average cash balances invested in our money market account during the current year periods relative to the same periods in the prior year.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company developing innovative medicines in oncology and other areas of significant unmet need. The Company’s lead product candidate, (Z)-endoxifen, is currently in development across several clinical settings.

(Z)-Endoxifen is a potent Selective Estrogen Receptor Modulator/Degrader (SERM/D) with demonstrated activity across multiple mechanisms of interest. Atossa is evaluating its potential applications in oncology and rare diseases. The Company’s proprietary oral formulation has shown a favorable safety profile and pharmacology distinct from tamoxifen, including ER-targeted effects and PKC inhibition. Atossa’s (Z)-endoxifen is not approved for any indication.

Atossa has received Orphan Drug Designation from the U.S. Food and Drug Administration (FDA) for (Z)-endoxifen for the treatment of Duchenne Muscular Dystrophy, as well as Rare Pediatric Disease (RPD) designation for (Z)-endoxifen for the treatment of both Duchenne Muscular Dystrophy and McCune-Albright Syndrome. Upon approval of a qualifying marketing application, drugs with RPD designation may be eligible for a Priority Review Voucher (PRV), which can be used to obtain priority review for a future application or may be sold or transferred to another sponsor. In the last 18–24 months, disclosed PRV sales have ranged from $100–$220 million.

Atossa’s (Z)-endoxifen program is supported by a growing global intellectual property portfolio, including multiple recently issued U.S. patents and numerous pending applications worldwide.

More information is available at https://atossatherapeutics.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to, our 2026 outlook and our expectations regarding the Company’s development and regulatory strategy and related milestones, the potential indications that the Company may pursue for (Z)-endoxifen, the potential role of (Z)-endoxifen and (Z)-endoxifen-related compounds in endocrine therapies, the potential for (Z)-endoxifen to receive regulatory approval and the timing thereof, the Company's progress across its pipeline and potential commercialization, the strength of the Company's patent portfolio, the Company’s potential eligibility for and the value of a Rare Pediatric Disease PRV, and the potential market and growth opportunities for the Company. Words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “design,” “predict,” “future,” or other similar expressions or statements regarding intent, belief or current expectations, are forward-looking statements.

Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results, outcomes, or the timing of actual results or outcomes to differ materially from those projected or anticipated, including, without limitation, risks and uncertainties associated with: our ability to successfully execute our strategy to shorten our clinical development timelines and pursue a DMD or MAS indication or other indications for our lead program, (Z)-endoxifen; expected timing, completion and results of our preclinical studies, clinical trials, and research and development programs; the potential clinical significance of preclinical data and the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; the outcome or timing of necessary regulatory approvals; our ability to receive orphan-drug exclusivity for (Z)-endoxifen for MAS; our ability to maintain compliance with Nasdaq listing requirements; our ability to establish and maintain intellectual property rights covering our products; the impact of general macroeconomic conditions on our business; our ability to raise capital; and other risks and uncertainties detailed from time to time in Atossa’s filings with the SEC, including, without limitation, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The market value of a PRV is variable and subject to a number of factors beyond our control and reported past PRV sale amounts are not necessarily indicative of PRV sale amounts in the future.

Forward-looking statements are presented as of the date of this press release. Except as required by law, we do not intend to update any forward-looking statements.

Investor & Media Contact

Investors: WaterSeid Partners, Inc. — ATOS@waterseid.com

Media: Elev8 New Media — atossa@elev8newmedia.com

ATOSSA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$26,094	$41,299
Restricted cash	110	110
Prepaid materials	3,013	3,081
Prepaid expenses and other current assets	1,793	1,128
Total current assets	31,010	45,618
Other assets	1,271	1,990
Total assets	$32,281	$47,608
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,976	$4,293
Accrued expenses	1,380	1,307
Payroll liabilities	972	1,558
Other current liabilities	1,123	1,097
Total current liabilities	5,451	8,255
Total liabilities	5,451	8,255
Commitments and contingencies	—	—
Stockholders' equity
Convertible preferred stock - $0.001 par value; 10,000,000 shares authorized; 577 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock - $0.18 par value; 350,000,000 shares authorized; 9,979,298 and 8,611,361 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,796	1,550
Additional paid-in capital	291,151	285,840
Treasury stock, at cost; 88,003 shares of common stock at June 30, 2026 and December 31, 2025	(1,475)	(1,475)
Accumulated deficit	(264,642)	(246,562)
Total stockholders' equity	26,830	39,353
Total liabilities and stockholders' equity	$32,281	$47,608

ATOSSA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses
Research and development	$4,897	$5,502	$9,676	$9,659
General and administrative	3,797	3,538	8,888	6,795
Total operating expenses	8,694	9,040	18,564	16,454
Operating loss	(8,694)	(9,040)	(18,564)	(16,454)
Interest income	227	645	536	1,365
Other expense, net	(24)	(28)	(52)	(52)
Loss before income taxes	(8,491)	(8,423)	(18,080)	(15,141)
Income tax benefit	—	—	—	—
Net loss	(8,491)	(8,423)	(18,080)	(15,141)
Net loss per share of common stock - basic and diluted	$(0.95)	$(0.98)	$(2.06)	$(1.76)
Weighted average shares outstanding used to compute net loss per share - basic and diluted	8,908,511	8,622,289	8,766,191	8,622,289